UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2022

Biora Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39334	27-3950390
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4330 La Jolla Village Drive, Suite 300
San Diego, California	92122
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (833) 727-2841

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BIOR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Biora Therapeutics, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”) on December 19, 2022 at 9:00 a.m. Pacific Time. As of the close of business on November 23, 2022, the record date for the Special Meeting, there were 223,170,617 shares of common stock, par value $0.001 per share (the “Common Stock”), and 223,171 shares of Series X Preferred Stock, par value $0.001 (the “Preferred Stock”), entitled to vote, together as a single class, at the Special Meeting. Holders of Common Stock were entitled to one vote per share, and holders of Preferred Stock were entitled to 3,000 votes per share. Stockholders acted on the following items of business at the Special Meeting:

1.	An amendment to the Certificate of Incorporation to effect a reverse stock split of the Common Stock at a reverse stock split ratio ranging from 5:1 to 25:1, inclusive, was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
429,952,792	78,343,924	39,546,040	0

2.	An amendment to the Certificate of Incorporation to effect a reduction in the total number of authorized shares of Common Stock was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
452,020,075	74,957,548	20,865,133	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2022	Biora Therapeutics, Inc.

	By:	/s/ Adi Mohanty
Adi Mohanty
Chief Executive Officer